SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131
(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 23.1

     This amendment to the Current Report on Form 8-K of Tekelec, a California corporation, originally filed with the Commission on June 11, 2003, is being filed in order to provide the historical financial statements of Santera Systems Inc., a Delaware corporation (“Santera”), listed below.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following financial statements of Santera are included as part of this report:

Audited Balance Sheets as of December 31, 2001 and 2002 and March 31, 2003 (unaudited)

Audited Statements of Operations for the years ended December 31, 2001 and December 31, 2002 and for the three months ended March 31, 2002 and March 31, 2003 (unaudited)

Audited Statements of Stockholders’ Deficit for the years ended December 31, 2001 and December 31, 2002 and for the three months ended March 31, 2003 (unaudited)

Audited Statements of Cash Flows for the years ended December 31, 2001 and December 31, 2002 and for the three months ended March 31, 2002 and March 31, 2003 (unaudited)

Notes to Financial Statements

(b)	Pro Forma Financial Information The unaudited pro forma financial information is included in Tekelec’s Current Report on Form 8-K filed on June 11, 2003.

(c)	Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

Santera Systems Inc.

Financial Statements

Years ended December 31, 2001 and 2002 and
the Three Months ended March 31, 2002 and 2003 (unaudited)

Report of Independent Auditors

The Board of Directors
Santera Systems Inc.

We have audited the accompanying balance sheets of Santera Systems Inc. as of December 31, 2001 and 2002, and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santera Systems Inc. at December 31, 2001 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Dallas, Texas
February 24, 2003, except for Note 13
as to which the date is
June 11, 2003

Santera Systems Inc.

Balance Sheets
(In thousands, except share and per share amounts)

	December 31		March 31,
	2001	2002	2003

			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,236	$10,064	$5,000
Short-term investments	40,665	–	–
Accounts receivable, net of allowance for doubtful accounts of $0, $377 and $377 at December 31, 2001 and 2002 and March 31, 2003, respectively	1,341	1,554	1,334
Inventory, net	10,962	8,036	7,365
Other	1,327	304	406

Total current assets	74,531	19,958	14,105
Property and equipment, net	12,242	10,501	9,490
Other assets	1,733	2,417	2,169

Total assets	$88,506	$32,876	$25,764

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,565	$673	$1,193
Accrued expenses and other liabilities	5,977	3,188	2,800
Deferred revenue	960	2,047	5,031
Current portion of notes payable, net of discount of $205, $175 and $183 at December 31, 2001 and 2002 and March 31, 2003, respectively	724	2,510	2,619
Current portion of capital lease obligations, net of discount of $48, $15 and $0 at December 31, 2001 and 2002 and March 31, 2003, respectively	3,667	305	112

Total current liabilities	15,893	8,723	11,755
Long-term portion of notes payable, net of discount of $179, $169 and $134 at December 31, 2001 and 2002 and March 31, 2003, respectively	1,802	6,439	5,753
Long-term portion of capital lease obligations, net of discount of $15 at December 31, 2001	2,825	–	–
Redeemable preferred stock, Series A, B and C, par value $0.0001:
Authorized shares – 56,064,730 Issued and outstanding shares – 51,071,772 at December 31, 2001 and 2002 and March 31, 2003 Liquidation value – $174,245 at December 31, 2001 and 2002 and March 31, 2003	174,245	174,245	174,245
Stockholders’ deficit:
Common stock, par value $0.0001:
Authorized shares – 86,232,278 Issued shares – 24,753,758, 21,503,354 and 21,475,609 at December 31, 2001 and 2002 and March 31, 2003, respectively	2	2	2
Additional capital	9,725	7,683	7,661
Notes receivable from related parties	(4,504)	–	–
Deferred compensation	(1,313)	–	–
Accumulated other comprehensive income	6	–	–
Accumulated deficit	(110,175)	(162,019)	(171,455)
Treasury stock at cost; 3,380,681 shares outstanding at December 31, 2002 and March 31, 2003	–	(2,197)	(2,197)

Total stockholders’ deficit	(106,259)	(156,531)	(165,989)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$88,506	$32,876	$25,764

See accompanying notes.

Santera Systems Inc.

Statements of Operations
(In thousands)

	Year ended		Three Months ended
	December 31		March 31,

	2001	2002	2002	2003

			(unaudited)
Revenues	$2,990	$4,013	$1,490	$1,856
Cost of revenues	3,349	5,392	2,084	2,110

	(359)	(1,379)	(594)	(254)
Operating expenses:
Research and development	45,564	30,672	8,435	6,042
Selling	9,124	8,699	3,166	1,284
Marketing	4,733	2,808	711	392
General and administrative	4,860	7,432	956	1,199

Total operating expenses	64,281	49,611	13,268	8,917

Loss from operations	(64,640)	(50,990)	(13,862)	(9,171)
Interest income	2,485	722	691	20
Interest expense	(819)	(1,585)	(462)	(279)
Other income (expense)	(15)	9	–	(6)

Total other income (expense)	1,651	(854)	229	(265)

Net loss	$(62,989)	$(51,844)	$(13,633)	$(9,436)

See accompanying notes.

Santera Systems Inc.

Statements of Stockholders’ Deficit
(In thousands, except share amounts)

				Notes
				Receivable		Accumulated
	Common Stock			from		Other		Treasury Stock
			Additional	Related	Deferred	Comprehensive	Accumulated
	Shares	Amount	Capital	Parties	Compensation	Income	Deficit	Shares	Amount	Total

Balance at December 31, 2000	22,518,645	$2	$6,236	$(2,052)	$(1,479)	$12	$(47,186)	–	$–		$(44,467)
Offering costs associated with sale of Series C Preferred Stock			(112)								(112)
Warrants issued for capital leases	–	–	461	–	–	–	–	–	–		461
Stock and options issued for services	–	–	61	–	–	–	–	–	–		61
Exercise of employee options, net of repurchases	430,113	–	694	–	–	–	–	–	–		694
Exercise of employee options for notes receivable	1,805,000	–	2,385	(2,145)	(240)	–	–	–	–		–
Interest earned on notes receivable from related parties	–	–	–	(307)	–	–	–	–	–		(307)
Amortization of deferred compensation	–	–	–	–	406	–	–	–	–		406
Change in unrealized gain on available-for-sale securities	–	–	–	–	–	(6)	–	–	–		(6)
Net loss	–	–	–	–	–	–	(62,989)	–	–		(62,989)

Comprehensive loss											(62,995)

Balance at December 31, 2001	24,753,758	2	9,725	(4,504)	(1,313)	6	(110,175)	–	–		(106,259)
Warrants issued in connection with note payable	–	–	47	–	–	–	–	–	–		47
Repurchase of unvested employee shares, net of exercises	(333,585)	–	(225)	–	–	–	–	–	–		(225)
Repurchase of vested and unvested employee shares in exchange for cancellation of notes receivable and related noncash compensation	(2,916,819)	–	(1,864)	4,504	999	–	–	3,380,681	(2,197)		1,442
Amortization of deferred compensation	–	–	–	–	314	–	–	–	–		314
Change in unrealized gain on available-for-sale securities	–	–	–	–	–	(6)		–	–		(6)
Net loss	–	–	–	–	–	–	(51,844)	–	–		(51,844)

Comprehensive loss											(51,850)

Balance at December 31, 2002	21,503,354	2	7,683	–	–	–	(162,019)	3,380,681	(2,197)		(156,531)
Repurchase of unvested employee shares	(27,745)	–	(22)	–	–	–	–	–	–		(22)
Net loss and comprehensive loss	–	–	–	–	–	–	(9,436)	–	–		(9,436)

										$
Balance at March 31, 2003 (unaudited)	21,475,609	$2	$7,661	$–	$–	$–	$(171,455)	3,380,681	$(2,197)		(165,989)

See accompanying notes.

Santera Systems Inc.

Statements of Cash Flows
(In thousands)

			Three Months ended
	Year ended December 31		March 31,
	2001	2002	2002	2003

			(unaudited)
Operating Activities
Net loss	$(62,989)	$(51,844)	$(13,633)	$(9,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation charge for repurchase of unvested and vested employee shares in exchange for cancellation of notes receivable from related parties	—	1,442	—	—
Amortization of deferred financing costs	—	436	175	87
Stock and options issued for services	61	—	—
Depreciation and amortization	3,437	4,361	1,079	1,053
Bad debt expense	—	377	—	—
Amortization of discount on capital lease obligations	160	257	74	170
Amortization of deferred compensation	406	314	110	—
Interest income on notes receivable from related parties	(307)	—	(103)	—
Loss on disposal of property and equipment	—	210	23	—
Changes in operating assets and liabilities:
Accounts receivable	(1,341)	(590)	(550)	220
Inventory	(10,962)	2,926	1,760	671
Other assets	(1,436)	1,113	271	59
Accounts payable	3,541	(3,892)	(371)	520
Deferred revenue	959	1,087	(709)	2,984
Accrued expenses and other liabilities	4,086	(2,789)	(560)	(388)

Net cash used in operating activities	(64,385)	(46,592)	(12,434)	(4,060)
Investing Activities
Net (purchases) sales of short-term investments	(26,288)	40,659	(5,156)	—
Purchase of property and equipment	(1,524)	—	—	(42)

Net cash provided by (used in) investing activities	(27,812)	40,659	(5,156)	(42)
Financing Activities
Repayment of capital lease obligations	(3,536)	(2,693)	(981)	(200)
Repayment of notes payable	(158)	(1,321)	(368)	(740)
Proceeds from notes payable	—	—	321	—
Purchase of unvested employee shares	—	(254)	(42)	(22)
Proceeds from exercise of options	696	29	—	—
Proceeds from sale of redeemable preferred stock	99,021	—	—	—

Net cash provided by (used in) financing activities	96,023	(4,239)	(1,070)	(962)

Net increase (decrease) in cash and cash equivalents	3,826	(10,172)	(18,660)	(5,064)
Cash and cash equivalents, beginning of period	16,410	20,236	20,236	10,064

Cash and cash equivalents, end of period	$20,236	$10,064	$1,576	$5,000

Supplemental Cash Flow Information
Cash paid for interest	$650	$827	$214	$165

Equipment purchased under capital leases	$1,844	$—	$—	$—

Equipment purchases financed by notes payable	$3,068	$2,830	$2,262	$—

See accompanying notes.

Santera Systems Inc.

Notes to Financial Statements

Years ended December 31, 2001 and 2002
Three months ended March 31, 2002 and 2003 (unaudited)

(In thousands, except share and per share amounts)

1. Organization, Business and Basis of Presentation

Santera Systems Inc. (the Company), a Delaware corporation, is a private company founded on December 31, 1998, for the purpose of developing an integrated voice and switching platform for the communications services market. The Company’s product, the SanteraOne, is an integrated switching solution delivering full-featured Class 5 functionality and is based on a hyper-dense, data-centric architecture and enables integrated voice and data services. Until June 2001, when the Company began commercial sales of its products, the Company was in the development stage and had been engaged primarily in product and business development. The Company is headquartered in Plano, Texas.

The accompanying unaudited consolidated financial statements for the three months ended March 31, 2003 and 2002, have been prepared in accordance with accounting principles generally accepted in the United States and the requirements of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

2. Liquidity and Cash Resources

The Company uses significant amounts of capital to design, develop and commercialize its products and has incurred losses and significant negative cash flows from operations since inception. The Company’s product is a next generation switch and its customers are telecommunication service providers. There is no assurance that the Company’s product will be widely accepted by the marketplace or that its targeted potential customers will purchase the product. The Company will require additional capital to further develop or enhance its product offerings, introduce additional products and services, and address unanticipated market or economic conditions, competitive challenges and technical

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

2. Liquidity and Cash Resources (continued)

difficulties. There can be no assurance that any such additional financing will be available to the Company on acceptable terms or at all.

As described in Note 13, on April 30, 2003, the Company entered into an agreement with Tekelec, Inc., which, if successfully consummated, will result in additional funding being received by the Company in amounts sufficient to fund the Company’s operations through and beyond December 31, 2003.

3. Summary of Significant Accounting Policies

Cash Equivalents

The Company considers all highly liquid investments and time deposits with original maturities of three months or less when purchased to be cash equivalents.

Short-Term Investments

The Company’s investments consist of corporate notes, certificates of deposit, Treasury securities and asset-backed securities that generally mature between three months and three years from the purchase date. These investments are available-for-sale and are carried at fair value, based on quoted market prices. Gross unrealized holding gains/losses are included as a separate component of stockholders’ equity. As of December 31, 2001, the cost of short-term investments approximated their fair value. Gross realized gains (losses) for short-term investments were $17, $(715), $54 and $0 for the years ended December 31, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, respectively. The cost of securities is based on the specific identification method. Interest earned on investments is included in interest income.

Risk Concentration

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily cash investments and accounts receivable. The Company places its cash investments in investment-grade, short-term debt securities. Products are sold to customers involved in the manufacture of telecommunication and data communication technologies and products. Ongoing credit evaluations are performed on customers and,

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

3. Summary of Significant Accounting Policies (continued)

generally, collateral is not required. Reserves are provided for potential credit losses; however, such losses have not been significant and have been within management’s expectations.

The following table details the Company’s significant customers and what percentage of the Company’s revenue each significant customer comprised during the years ended December 31, 2001 and 2002 and during the three months ended March 31, 2002 and 2003, respectively.

	Year ended		Three Months ended
	December 31,		March 31,
Customer	2001	2002	2002	2003

Ayersville Telephone Company	—	10%	—	—
Cinergy Communications	—	—	—	27%
Howin Technologies Corporation	—	37%	100%	1%
Net Carrier, Inc.	46%	16%	—	—
Northeast Telecom, L.L.C	—	9%	—	—
Solunet, Inc.	42%	—	—	—
Spatial Wireless	12%	5%	—	72%
TDS Telecom Service Corporation	—	23%	—	—

	100%	100%	100%	100%

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

3. Summary of Significant Accounting Policies (continued)

Inventory

Inventories are stated at the lower of cost or market on a first-in, first-out basis and consist of the following:

	December 31,		March 31,
	2001	2002	2003

Materials	$9,675	$7,618	$8,062
Work-in-process	1,691	397	47
Finished goods at customer sites	1,011	2,275	2,643

	12,377	10,290	10,752
Less reserve	(1,415)	(2,254)	(3,387)

Inventory, net	$10,962	$8,036	$7,365

Finished goods at customer sites represents inventory that the Company is in the process of installing at customer locations.

Property and Equipment

Property and equipment are recorded at cost with depreciation and amortization provided on a straight-line basis over the estimated useful lives of the assets.

Software Development Costs

Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the point at which the product is available for general release to customers. Since the Company’s inception, the establishment of technological feasibility of products, and the general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and, therefore, the Company has historically expensed all software development costs as the costs are incurred.

Selling, General and Administrative

Selling, general and administrative expenses represent all corporate and general support costs, including personnel, outside vendor services and other overhead costs.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

3. Summary of Significant Accounting Policies (continued)

Advertising

Advertising expense is comprised of media, agency and production expenses. Advertising costs are expensed as incurred and totaled approximately $1,121, $59, $37 and $13 for the years ended December 31, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, respectively.

Revenue Recognition

When the customer does not contract with the Company to install the product, the Company recognizes revenue when the product has been shipped and there are no uncertainties with respect to customer acceptance. When the customer contracts with the Company to install the product, the Company recognizes revenue when installation is complete and accepted by the customer and upon satisfaction of related obligations, if any. In either case, revenue is only recognized when persuasive evidence of an arrangement exists, the fee is fixed and determinable, and collectability is deemed probable. Under the terms of the Company’s sales arrangements, the Company is allowed to bill customers prior to the completion of the installation of the product and acceptance by the customer. The Company defers these amounts until the time that installation is complete and the product is accepted by the customer. For selected sales arrangements, the Company provides extended warranties and the revenues for these extended warranties are recognized ratably over the warranty period. The Company generally warrants its products against defects in materials and workmanship for one year. When revenue is recognized, an allowance is provided for the estimated cost of warranty obligations to repair products.

Product Warranty

In December 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This Interpretation expands the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis and will be adopted by the Company as of January 1, 2003, for any guarantees issued or modified after that date. As required by the Interpretation, the Company has adopted the disclosure requirements for the year ended December 31, 2002.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

3. Summary of Significant Accounting Policies (continued)

As discussed previously, the Company generally warrants its products against defects in materials and workmanship for one year. The Company estimates the costs that may be incurred under its basic product warranty and records a liability in the amount of such costs at the time product is shipped. Factors that affect the Company’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s product liability are as follows:

Balance at December 31, 2000	$—
Warranties issued during the period	617
Settlements during the period	—

Balance at December 31, 2001	617
Warranties issued during the period	179
Settlements during the period	(456)

Balance at December 31, 2002	340
Warranties issued during the period	—
Settlements during the period	—

Balance at March 31, 2003	$340

Income Taxes

The Company records deferred taxes for the tax effect of differences between the financial reporting basis and the income tax basis of the Company’s assets and liabilities. A valuation reserve is provided for a portion or all of the deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Stock-Based Compensation

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees and Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25. Under APB 25, the Company recognizes no compensation expense related to employee or director stock options when options are granted with exercise prices at the estimated fair value of the stock on the date of grant, as determined by the Board of Directors.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

3. Summary of Significant Accounting Policies (continued)

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation and Statement of Financial Accounting Standards No. 148 (SFAS 148), Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123. Under the provisions of SFAS 123, compensation expense is recognized based on the fair value of options on the grant date.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provision of SFAS 123 to stock-based compensation:

	Year ended		Three Months ended
	December 31,		March 31,

	2001	2002	2002	2003

Net loss:
As reported	$(62,989)	$(51,844)	$(13,633)	$(9,436)
Pro forma	(63,446)	(52,044)	(13,677)	(9,617)

Because options vest over a period of several years and additional awards are generally made each year, the pro forma information presented above is not necessarily indicative of the effects on reported or pro forma net earnings or losses for future years.

The Company follows the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Connection with Selling Goods or Services, for equity instruments granted to nonemployees. The Company expenses the fair value of these equity instruments over the vesting terms.

Reclassifications

The 2001 financial statements have been reclassified to conform to the 2002 presentation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes thereto. Actual results may differ from those estimates.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

4. Property and Equipment

Property and equipment consist of the following:

	Depreciable
	Life	December 31,		March 31,
	(Years)	2001	2002	2003

Machinery and equipment	5	$1,275	$1,445	$1,445
Office computer equipment	3–5	10,657	12,771	12,808
Software	3	2,509	2,585	2,590
Leasehold improvements	5	1,027	1,018	1,018
Furniture and fixtures and other equipment	5–7	1,565	1,516	1,516

		17,033	19,335	19,377
Less accumulated depreciation and amortization		(4,791)	(8,834)	(9,887)

Property and equipment, net		$12,242	$10,501	$9,490

All of the Company’s property and equipment is located in the United States. See Note 6 for amounts included above which are related to capital leases.

5. Notes Receivable from Related Parties

In 2000 and 2001, the Company received full recourse notes totaling $2,426 and $2,385, respectively, in exchange for the exercise price of stock options exercised by certain employees and officers of the Company. The notes bore interest at rates ranging from 5.61% to 6.75% and were for terms of four to ten years. The notes and all accrued interest were due at maturity. The Company estimated the fair value of the notes issued in 2000 and 2001 to be $1,915 and $2,145, respectively, at the date of issuance based on estimated market interest rates ranging from 8% to 10%. The issuance of notes with interest rates below market rates at the date of issuance created a new measurement date for the underlying options. The difference between the fair value of the common stock at

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

5. Notes Receivable from Related Parties (continued)

the date of exercise and the fair value of the notes issued in 2000 and 2001 was $1,782 and $240, respectively, and will be amortized to compensation expense over the vesting period of the restricted stock received. The 2000 amount includes $1,272 representing the increase in fair value of the common stock subject to the options from grant date to exercise date. In 2001 and 2002, $406 and $314 of such deferred compensation were amortized, respectively.

In 2002, the Company repurchased the vested and unvested employee and officer shares in exchange for the cancellation of the notes receivable. The shares were repurchased at a price of $0.40 to $1.50 per share. In connection with the repurchase of these unvested and vested employee shares, the Company recorded a charge of $1,442 to compensation expense, which is included in general and administrative expense in the accompanying statement of operations. This $1,442 amount represents the difference between the amount paid and the recorded amounts of unamortized deferred compensation and accrued interest income related to the notes.

6.     Leases

In 1999 and 2000, the Company entered into capital lease facilities with finance companies to acquire up to $11,500 of qualified equipment, software and leasehold improvements. The facilities specified limits on the amounts of financing available for various asset categories.

The cost of equipment and leasehold improvements obtained under these lease facilities is to be repaid with the finance charges ratably over a 30- to 36-month term from the initiation of each lease. Interest rates implied in the facilities range from 7.38% to 9.19%. At the end of the lease term, the Company has the option to return the items, sign a new lease with mutually agreeable rates, or purchase the equipment at no more than 15% of the asset’s cost. The availability period under the capital lease facilities expired in March 2001.

In 2002, the Company refinanced the amounts due under one of the capital lease facilities by entering into a note payable with the same financing company (see Note 7).

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

6.     Leases (continued)

The cost of property and equipment under capital leases was $10,530, $1,890 and $1,706 at December 31, 2001 and 2002 and March 31, 2003, respectively. The accumulated amortization for property and equipment under capital leases was $3,959, $1,231, $1,201 at December 31, 2001 and 2002 and March 31, 2003, respectively.

In connection with these lease facilities, the Company issued warrants to acquire preferred stock (see Note 9). The unamortized charge incurred in connection with the issuance of these warrants totaled approximately $63, $15 and $0 at December 31, 2001 and 2002 and March 31, 2003, respectively.

Future minimum lease payments under outstanding capital lease facilities at December 31, 2002 total $327 (including $22 representing interest), all of which is due in 2003.

The Company also leases its building and equipment under noncancelable operating leases that expire in various years through 2005. Total rent expense was $1,242, $1,431, $354 and $361 for the years ended December 31, 2001 and 2002 and for the three months ended March 31, 2002 and 2003, respectively. In connection with the lease on the Company’s building, the Company has provided a letter of credit to the lessor in the amount of $1,100 as a security deposit on the property. The amount of the letter of credit is reduced by $28 on the first day of each month of the lease term. The balance of the letter of credit is $963, $881 and $798 at December 31, 2001 and 2002 and March 31, 2003, respectively, and is collateralized by a certificate of deposit in the same amount. This certificate of deposit is included in other long-term assets in the accompanying balance sheet.

At December 31, 2002, minimum future rental payments due under noncancelable operating leases are as follows:

2003	$1,322
2004	1,309
2005	834

Total	$3,465

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

7. Notes Payable

In September 2001, the Company entered into a loan and security agreement (the 2001 Note) with several lenders to acquire up to $11,000 of qualified equipment, software and leasehold improvements. The commitment expired on April 1, 2002. As of December 31, 2002, the principal outstanding was $3,996, with an interest rate of 10%. Repayment terms are 36 months from the draw date.

Under the terms of the 2001 Notes, the Company is obligated to make additional payments to each respective lender on the date on which the last payment to each respective lender is due. These additional payments total approximately $1,210 and represent 11% of the $11,000 total available borrowing base under the 2001 Notes. The Company has recorded the additional payments as deferred financing costs and is amortizing the deferred financing costs to interest expense over the term of the 2001 Notes.

In November 2002, the Company refinanced a portion of its capital lease obligations (see Note 6). The new loan and security agreement (the 2002 Note) is in the amount of $5,000 and includes $3,542 of converted capital lease obligations. The 2002 Note expires on November 1, 2005 and bears interest at either (i) prime plus 2%; (ii) the U.S. Treasury Note rate plus 4.5% or (iii) LIBOR plus 4.5%.

Aggregate maturities of the Company’s long-term debt for the years subsequent to December 31, 2002 are as follows:

2003	$2,685
2004	2,776
2005	3,832

Total	$9,293

In connection with the 2002 Note, the Company issued warrants to acquire preferred stock (see Note 9). The unamortized discount related to the issuance of these warrants totaled $43 and $37 at December 31, 2002 and March 31, 2003, respectively.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

7.     Notes Payable (continued)

Due to the fact that the Company is private and the Company issued warrants in connection with the notes payable transactions discussed above, the Company believes it is not practicable to estimate the fair value of its notes payable for any periods presented.

8.     Redeemable Preferred Stock

The Company has authorized 18,840,000 shares, 9,975,000 shares and 27,249,730 shares of Series A, B and C Redeemable Preferred Stock (the Series A preferred, Series B preferred and Series C preferred), respectively.

In March 1999, the Company sold 18,750,000 shares of Series A preferred at a price of $0.667 per share. In March 2000, the Company sold 9,927,818 shares of Series B preferred at a price of $6.3067 per share. In 2001, the Company sold 22,393,954 shares of Series C at a price of $4.4268 per share.

Each holder of outstanding redeemable preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred are convertible.

The holders of Series A and B preferred are entitled to receive noncumulative dividends, at a rate of $0.0533 per share per annum on each outstanding share of Series A preferred and $0.5067 per share per annum on each outstanding share of Series B preferred, if declared by the Board of Directors.

The holders of Series C preferred are entitled to receive noncumulative dividends at a rate of $0.3541 per share per annum on each share of Series C preferred payable quarterly, if declared by the Company’s Board of Directors. The Series C preferred has liquidation preference over Series A and B preferred and common stockholders and liquidation payments ranging from $4.4268 to $15.4938 per share, at varying levels of distributable assets, plus accrued but unpaid dividends.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

8.     Redeemable Preferred Stock (continued)

Under the terms of the Amended and Restated Certificate of Incorporation, the Company is required after June 2008, upon written request, as defined, from holders of the then outstanding preferred stock, to redeem the preferred stock in three annual installments of 50%, 25% and 25% by paying cash equal to (i) $0.6667 per share for Series A preferred, (ii) $6.3067 per share for Series B preferred and (iii) $4.4268 per share for Series C preferred, plus all unpaid dividends on such shares. Through March 31, 2003, no dividends have been declared on the preferred stock.

Each share of preferred stock is convertible at the holder’s option at any time after the date of issuance into one share of common stock, subject to antidilution provisions.

The preferred stock is subject to automatic conversion upon a qualified initial public offering, as defined, or upon the conversion of 75% or more of preferred stock originally issued.

9.     Stockholders’ Deficit

Common Stock

In January 1999, the Company sold 9,945,000 shares of common stock to officers and related parties of the Company at a price of $0.01 per share.

During 2001, the Company authorized an additional 26,232,278 shares of common stock.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

9.     Stockholders’ Deficit (continued)

Warrants

The Company issued warrants to purchase preferred shares in connection with equipment financing facilities (see Note 6 and Note 7) as follows. The fair value of the warrants was determined using the Black-Scholes method and was recorded as a credit to additional capital and is being recognized as additional interest expense over the term of the related facility. The warrants are exercisable at any time from the date of the grant through the term of the warrant.

		Exercisable
		Price Per	Fair
Date	Warrants to Purchase	Share	Value	Term

June 1999	75,000 shares of Series A preferred	$0.6667	$29	5 years
March 2000	9,534 shares of Series A preferred	$6.2300	$35	5 years
August 2000	35,658 shares of Series B preferred	$6.3100	$148	7 years
September 2001	124,243 shares of Series C preferred	$4.4268	$461	10 years
November 2002	56,474 shares of Series C preferred	$4.4268	$47	7 years

Stock Option Plan

In 1999, the Board of Directors approved the adoption of a stock option plan, as amended (the 1999 Plan), which authorized the grant of options to purchase shares of common stock. The Board of Directors has authorized the issuance of 24,986,457 shares (increased by 3,500,000 in 2002) under the terms of the 1999 Plan. The 1999 Plan provides for the granting of options to eligible employees, consultants and members of the Board of Directors to purchase common stock at an exercise price of not less than 85% of fair market value and in the case of incentive options, not less than 100% of the fair market value per share on the date of grant as determined by the Board of Directors. Fair market value of the Company’s common stock, in absence of trading on a national or regional exchange, is determined by the Board of Directors. The 1999 Plan is administered by the Board of Directors who determine the number of shares for which options will be granted, the effective dates of the grants, the option price and the vesting

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

9.     Stockholders’ Deficit (continued)

schedules. All options under the 1999 Plan have a ten-year term and vest over four years from the effective date of grant. Options granted pursuant to the 1999 Plan generally vest 25% upon completion of 12 months of service and at a rate of 1/48 of the shares granted each month thereafter. Certain options granted under the 1999 Plan are immediately exercisable, subject to a right of repurchase by the Company at the original exercise price for all unvested shares at the termination of service.

The changes in all outstanding options are as follows:

	Shares	Weighted
	Under	Average Exercise
	Option	Price Per Share

Balance at December 31, 2000	2,312,377	$0.89
Granted	4,111,000	$1.40
Exercised	(2,628,083)	$1.24
Forfeited	(350,417)	$1.00

Balance at December 31, 2001	3,444,877	$1.22
Granted	5,294,906	$0.57
Exercised	(28,791)	$1.00
Forfeited	(961,106)	$0.45

Balance at December 31, 2002	7,749,886	$0.76

At December 31, 2002, 833,517 shares were available for issuance under the 1999 Plan.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

9.     Stockholders’ Deficit (continued)

The following table summarizes the stock options outstanding as of December 31, 2002.

	Options Outstanding		Options Exercisable

		Weighted Average
		Remaining	Number	Number
		Contractual Life	Exercisable	Exercisable
Exercise Price	Number Outstanding	(Years)	(Vested)	(Unvested)

$0.07	58,127	7.03	43,281	14,846
$0.40	4,471,906	9.82	1,490,635	2,981,271
$0.80	396,812	7.42	254,491	142,321
$1.00	835,750	7.97	430,469	405,281
$1.50	1,987,291	8.77	536,788	1,450,503

	7,749,886		2,755,664	4,994,222

A total of 7,209,767 and 1,172,795 shares of common stock outstanding were acquired and had not vested as of December 31, 2001 and 2002, respectively. Should the employees who hold these shares leave employment before the shares are completely vested, the Company may reacquire the unvested shares at the same price at which they were acquired. During 2002, the Company acquired 362,376 shares under this provision. In 2001, the Company acquired 392,972 shares under such provision.

Pro forma information regarding net loss and net loss per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a minimum value pricing model with the following weighted average assumptions for the year ended December 31, 2001 and 2002 and for the three months ended March 31, 2002 and 2003: risk-free interest rates of 2.40% to 6.92%, dividend yields of 0%, and an expected life of the option of approximately 3.5 years. The weighted average fair value of the options granted during the years ended December 31, 2001 and 2002 was $0.25 and $0.05, respectively.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

9.     Stockholders’ Deficit (continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting periods. Because options vest over a period of several years and additional awards are generally made each year, the pro forma information presented in Note 3 is not necessarily indicative of the effects on reported or pro forma net earnings or losses for future years.

Summary of Reserved Shares

At December 31, 2002, the following common shares were reserved for issuance under option plans, warrants and conversion of outstanding preferred stock.

Options	8,583,403
Warrants	300,909
Preferred stock	56,064,730

64,949,042

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

10. Income Taxes

There was no benefit provided in the financial statements for the years ended December 31, 2001 and 2002 or for the three months ended March 31, 2002 and 2003, as a result of the losses incurred, because the Company has provided a full valuation reserve against its net deferred tax assets, as described below.

The differences between the zero benefit and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

	Year ended		Three Months ended
	December 31		March 31,

	2001	2002	2002	2003

Benefit at federal statutory rate	$(21,416)	$(17,627)	$(4,635)	$(3,208)
Permanent differences	45	50	12	5
State income tax benefit, net of federal tax effect, at state statutory rate	(237)	(194)	(235)	33
Other	(2,745)	3,109	–	–
Increase in valuation reserve	24,353	14,662	4,858	3,170

Total	$–	$–	$–	$–

Significant components of the Company’s deferred tax assets are:

	December 31		March 31,
	2001	2002	2003

Deferred tax assets:
Net operating loss carryforward	$37,025	$49,269	$52,845
Other	896	2,222	2,220
Capitalized start-up costs	3,570	4,762	4,421

Total deferred tax assets	41,491	56,253	59,486
Deferred tax liabilities	(1,072)	(1,172)	(1,235)

Net deferred tax assets	40,419	55,081	58,251
Valuation reserve for net deferred tax assets	(40,419)	(55,081)	(58,251)

Deferred tax assets, net of valuation reserve	$–	$–	$–

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

10.     Taxes (continued)

Deferred tax assets are recognized if it is more likely than not that the assets will be realized. Based on the weight of available evidence, which includes the Company’s historical operating performance and the reported cumulative net losses in all prior years, the Company has provided a full valuation reserve against its net deferred tax assets.

As of December 31, 2002, the Company had federal net operating loss carryforwards of approximately $144,900. The net operating loss carryforwards will expire at various dates beginning in 2019 if not utilized.

Utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitations may result in the expiration of net operating loss carryforwards before utilization.

11.     401(k) Plan

The Company has a profit sharing plan (the Plan), which covers substantially all employees. Employees can make maximum contributions through semimonthly payroll deductions totaling the lesser of 25% of annual pay or $30, as adjusted to reflect annual federal cost of living increases. Effective January 1, 2001, the Plan was modified to limit the maximum contribution to the lesser of 20% of annual pay or $30.

Effective August 14, 2002, the Plan was modified to limit the maximum contribution to 60% of annual pay. The Company is not required to match employee contributions, but may elect to make contributions to the Plan at the discretion of the Board of Directors. No discretionary contributions were made during the years 2001 and 2002 or for the three months ended March 31, 2003.

12.     Commitments and Contingencies

The Company has entered into an agreement with a contract manufacturer to supply certain parts and components. Under the terms of this agreement dated March 2001, the Company is to furnish a firm order to cover an agreed-upon period of time. During this time period, the Company may make only slight modifications to the order. In addition,

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

12.     Commitments and Contingencies (continued)

the Company is required to provide the contract manufacturer a forecast for a longer agreed-upon period. During this time period, the contract manufacturer may order materials to process in order to meet anticipated demand from the Company. In the event the Company does not place firm orders for the components provided for in the forecast that have been purchased by the contract manufacturer, the Company is obligated to pay for any such materials purchased specifically on its behalf. In 2002, the Company incurred approximately $630 of such charges. There were no such charges in 2001 or for the three months ended 2003. Under the terms of this agreement, the Company has no future commitments to the contract manufacturer as of March 31, 2003.

The Company received a letter dated December 6, 2002, from Nortel Networks, Inc. describing several of their patents and inquiring if the Company would be interested in obtaining a license to utilize one or more of such patents or requesting a response from the Company which would include the Company’s reasons why such a license is not needed. The Company received a letter dated February 11, 2003, from Lucent Technologies, Inc. describing several of their patents and outlining potential violations of their patents by the Company. The Company is in the process of evaluating each of these letters. In the event infringement is claimed and the Company believes that a license is necessary or desirable, a license may be sought. The Company believes that, if sought, a license could be obtained on commercially reasonable terms, although no assurance can be given in this regard. As the Company is still in the process of evaluating the letters, no amounts have been accrued by the Company relating to these matters.

The Company received a letter dated February 27, 2003, from Texas Instruments regarding possible violation of royalty payments under the contract with Telinnovation (now Texas Instruments) dated September 14, 1999. The Company responded to Texas Instruments with a letter dated March 6, 2003. As of June 11, 2003, the Company has received no further communication regarding this matter. No amounts have been accrued by the Company relating to this matter.

13.     Subsequent Events

On April 30, 2003, the Company signed a definitive agreement for the acquisition of a majority interest in the Company by Tekelec. Under the terms of the agreement, Tekelec will contribute $28 million in cash and its existing packet telephony business. Santera’s current investors will contribute its assets and an additional $12 million in cash. Tekelec will also have the ability to increase its ownership percentage in the new subsidiary up to 62.5% and has the option to purchase the entire remaining interest during the period from July 1, 2005 through December 31, 2007.

Santera Systems Inc.

Notes to Financial Statements (continued)

(In thousands, except share and per share amounts)

13.     Subsequent Events (continued)

Prior to the transaction, the existing equity holders of the Company agreed to a restructuring of their equity instruments as required pursuant to the terms of the transaction and, on April 30, 2003, the Company amended its Certificate of Incorporation, and increased its authorized shares to 26,285,318,260 shares, par value per share of $0.0001, consisting of 86,232,278 shares of Common Stock and 26,199,085,982 shares of Preferred Stock.

The existing shareholders agreed to provide the Company with up to $7 million of bridge debt financing prior to the closing of the transaction with Tekelec. Under the terms of the bridge debt financing, the bridge debt converts to equity upon the closing of the transaction with Tekelec. As of June 3, 2003, the existing shareholders have provided the Company with $4 million of bridge debt financing.

The transaction was consummated on June 10, 2003, and the Company received approximately $36 million from Tekelec and the Company's existing shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: June 25, 2003	By:	/s/ Frederick M. Lax

Frederick M. Lax, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP